_____________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               January 22, 1997




                              PCS 2000, L.P.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


           Delaware                   0-28362               66-0514434
----------------------------       ------------        -------------------
(State or Other Jurisdiction       (Commission          (I.R.S. Employer
      of Incorporation)            File Number)        Identification No.)


             640 Broadway
          Sonoma, California                                  95476
      --------------------------                       -------------------
         (Address of Principal                              (Zip Code)
           Executive Offices)

     Registrant's telephone number, including area code (707) 938-2428

                                 No Change
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

---------------------------------------------------------------------------

     Item 5.  Other Events
              ------------

     On January 22, 1997, the Federal Communications Commission (the "FCC") issued its Memorandum Opinion and Order (the "Order") granting the applications of PCS 2000, L.P. (the "Partnership") for 15 Broadband Personal Communicating Services ("PCS") Block C licenses. The FCC also denied the petitions of WillowRun, L.P., Susan D. Easton and the SDE Trust which urged the FCC to deny the Partnership its licenses.

     The Order granted the Partnership PCS licenses in the following 15 Basic Trading Areas: San Juan and Mayaguez-Aguadilla, Puerto Rico; Salt Lake City-Ogden, Logan and Provo-Orem, Utah; Reno, Nevada; Fresno, Bakersfield, Modesto, Visalia-Porterville, Redding, Merced and Eureka, California; and Boise-Nampa and Lewiston-Moscow, Idaho.

     The Order allows the Partnership to begin implementation of its plans to build PCS networks to provide PCS services to an estimated 3.6 million potential subscribers in Puerto Rico and an estimated 6.5 million potential subscribers in the Western United States.

     In a Notice of Apparent Liability for Forfeiture, dated January 22, 1997 (the "Notice"), the FCC imposed a penalty of $1 million on the Partnership because of the actions of Anthony T. Easton, the former chief executive officer of Unicom Corporation, the Partnership's former general partner. Mr. Easton was a registered bidding agent of the Partnership. Mr. Easton mistakenly caused the Partnership to make a bid for the Norfolk, Virginia Basic Trading Area of approximately $180 million when he had intended a bid of approximately $18 million. In the Notice, the FCC concluded that in connection with the bidding error for the Norfolk, Virginia Basic Trading Area, although the error was inadvertent, Mr. Easton misrepresented facts to the FCC, lacked candor before the FCC and otherwise attempted to mislead it. The FCC imposed the penalty on the Partnership because Mr. Easton was an officer and director of the Partnership's former general partner at the time the misrepresentations were made. The FCC concluded, however, that because the Partnership moved quickly to take adequate remedial steps by removing from ownership and control positions those responsible for the misrepresentations, the Partnership should not be disqualified from receiving its licenses. The Partnership will seek to recover this penalty in a legal action against Mr. Easton and Romulus Telecommunications, Inc. ("Romulus"), a company which had been hired by the Partnership to provide bidding services in the Block C license auction. Mr. Easton is an officer and director of Romulus and shares in the beneficial ownership of Romulus.

     The FCC previously determined also to assess the Partnership a bid withdrawal penalty of $3,273,374 in connection with the bidding error for the Norfolk, Virginia Basic Trading Area. The Partnership has asked the FCC to waive or reduce this bid withdrawal penalty. In addition, the FCC has assessed the Partnership a bid withdrawal penalty of $1,257,711 in connection with the Partnership's strategic withdrawal of its bid for the Omaha, Nebraska Basic Trading Area.

      Item 7.  Financial Statements; Pro Forma Financial Information and
               ---------------------------------------------------------
               Exhibits
               --------

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

               Not applicable.



                                  SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PCS 2000, L.P.

                              By:  SuperTel Communications Corp.



                              By:/s/ Richard Reiss
                                 ------------------------------
                                 Name:  Richard Reiss
                                 Title: Chief Executive Officer




Dated: February 20, 1997


                              INDEX TO EXHIBITS

Exhibit Number           Description
--------------           -----------

Not applicable